UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   January 20, 2006 (January 17, 2006)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant’s Telephone Number, including Area Code

____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2006, Toysrus.com, Inc. (“TRU.com”), an indirect subsidiary of Toys “R” Us, Inc. (the “Company”), merged (the “Merger”) with and into Toys “R” Us-Delaware, Inc., a wholly-owned direct subsidiary of the Company and the direct corporate parent of TRU.com. Under the terms of the Merger, the common stock of TRU.com held by current or former directors, consultants and employees of TRU.com and its affiliates was converted into the right to receive $1.13 per share, and each option for shares of TRU.com automatically became vested in full and exercisable and converted into an option to receive an amount determined by a Black-Scholes valuation based on a per share price of $1.13 resulting in a range from $.33 to $.89 for each outstanding option. For a description of the ownership by the named executive officers of the Company of shares and options in TRU.com, see Item 12 in the Company’s Form 10-K for the year ended January 29, 2005. A portion of the proceeds to be received in the Merger by John Barbour, Executive Vice President – President Toys “R” Us, U.S., shall be used to repay in full a previously disclosed loan to him from TRU.com that was originally incurred by Mr. Barbour in 2000, when he was chief executive officer of TRU.com, in connection with his exercise of options to purchase shares of common stock of TRU.com in that year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: January 20, 2006	By:	/s/ Raymond L. Arthur
	Name:	Raymond L. Arthur
	Title:	Executive Vice President -
Chief Financial Officer